UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 7, 2004

BULL RUN CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA	0-9385	58-2458679

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319

(Address of principal executive offices)           (Zip Code)

(404) 266-8333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On December 7, 2004, Bull Run Corporation’s wholly-owned subsidiary, Host Communications, Inc. (collectively, the “Company”) completed the sale of the principal assets of the Company’s Affinity Events business segment to Crestline Sports, LLC. The assets consisted of primarily equipment, trademarks and other intellectual property associated with the Hoop-It-Up 3-on-3 basketball tour and the 3v3 Soccer Shootout tour. Neither the amount of the aggregate sales proceeds, consisting of cash, a subordinated note issued to the Company by the purchaser, and other consideration, or the net book value of the assets disposed, are considered to be significant to the Company’s financial position. Proceeds on the sale received at closing were used to reduce current liabilities.

In August 2004, the Company announced its decision to suspend the Affinity Events business and declared its intent to offer it for sale. Accordingly, the historical operating results and net assets associated with the business segment were reflected as discontinued operations in the Company’s consolidated financial statements as of and for the years ended August 31, 2004 and 2003, and for all fiscal periods presented in the Company’s recently-filed Form 10-K for its fiscal year ended August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2004		BULL RUN CORPORATION

	By:	/s/ FREDERICK J. ERICKSON

Frederick J. Erickson
Vice President — Finance,
Chief Financial Officer, Treasurer
and Assistant Secretary

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